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                                 Exhibit (j)(2)

                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in Post-Effective Amendment No. 32 to the Registration Statement on Form N-1A (File No. 33-21660) of our report dated September 12, 1999 relating to the financial statements and financial highlights appearing in the July 31, 1999 Annual Report to the Shareholders of AmSouth Equity Income Fund, AmSouth Equity Fund, AmSouth Enhanced Market Fund, AmSouth Capital Growth Fund, AmSouth Select Equity Fund, AmSouth Regional Equity Fund, AmSouth Small Cap Fund, AmSouth Balanced Fund, AmSouth Limited Maturity Fund, AmSouth Government Income Fund, AmSouth Bond Fund, AmSouth Municipal Bond Fund, AmSouth Florida Tax-Free-Fund, AmSouth U.S. Treasury Fund, AmSouth Prime Obligations Fund, AmSouth Institutional Prime Obligations Fund and AmSouth Tax-Exempt Fund (separate portfolios constituting the AmSouth Funds), which are also incorporated by reference into the Registration Statement. We also consent to the references to our Firm under the captions "Financial Highlights" in the Prospectuses and "Financial Statements" and "Independent Accountants" in the Statement of Additional Information.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Columbus, Ohio
March 13, 2000